UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

Scienture Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39199	46-3673928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

20 Austin Blvd.

Commack, NY 11725

(Address of Principal Executive Offices)

(631) 670-6039

(Registrant’s Telephone Number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SCNX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is hereby incorporated by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, Scienture, LLC, a wholly owned subsidiary of Scienture Holdings, Inc. (the “Company”), entered into a Loan and Security Agreement with NVK Finance LLC, a Nebraska Limited Liability Company (“NVK”) on September 8, 2023, as amended (the “NVK Loan”) involving a principal amount of $2,000,000. The original maturity of the NVK Loan was September 8, 2025.

On October 10, 2025, the Company and Scienture, LLC entered into a Second Amendment of Loan and Security Agreement (the “Second Amendment”) with NVK. Pursuant to the Second Amendment, the parties agreed to extend the maturity date of the loan until December 8, 2025 (the “New Maturity Date”) and NVK agreed to waive any existing Events of Default (as defined in the NVK Loan). The parties acknowledged that as of September 30, 2025, the total outstanding balance of the NVK Loan, inclusive of principal and interest, was $2,656,250 (the “Outstanding Balance”). In the event Scienture, LLC elects to satisfy the NVK Loan prior to the New Maturity Date, it will owe the Outstanding Balance plus an additional $791.67 per day (or $1,069.44 per day if there is an Event of Default between September 30, 2025, and the applicable pay-off date).

As consideration for NVK executing the Second Amendment, the Company agreed to (i) pay NVK a fee in the amount of $25,000 plus any associated legal fees; (ii) pay NVK a maturity extension fee of $25,000 on the New Maturity Date; and (ii) issue 250,000 shares of the Company’s common stock, par value $0.00001 per share, to NVK. The Company also agreed to register the resale of the shares of common stock issued to NVK. As of October 15, 2025, the Company has fully repaid all amounts due under the NVK Loan and satisfied all obligations under the Second Amendment.

The foregoing description of the Second Amendment is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 14, 2025, the Company entered into and closed on a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, (the “Lender”), which provided for the issuance of a senior secured promissory note in the principal amount of $3,911,111.11 (the “Note”). The Note carries an original issue discount of $391,111.11. The Company agreed to pay $20,000 to the Lender to cover the Lender’s transaction costs, resulting in the Company receiving net proceeds of $3,500,000. Upon receipt of the net proceeds, the Company repaid in full the remaining outstanding balance of the NVK Loan. The Company intends to utilize the remaining net proceeds from closing of the Purchase Agreement for working capital, debt repayment, capital expenditures, product development, and other general corporate purposes. Maxim Group LLC served as placement agent for the transaction.

The principal amount of the Note is due seven months following the date of issuance. Interest under the Note accrues at a rate of nine percent (9%) per annum. The Note can be prepaid in whole or in part without penalty at any time.

In the event that the Company receives any proceeds in connection with any fundraising or financing transaction (including any warrant exercises), it will be required to make a mandatory prepayment equal to the lesser of (i) twenty-five percent (25%) of the amount raised in such transaction and (ii) the full amount due under the Note.

The Note provides for customary events of default, including, among other things, the event of non-payment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect when made, failure to perform or observe covenants within a specified period of time, the bankruptcy or insolvency of the Company or of all or a substantial part of its property, and monetary judgment defaults of a specified amount. Upon the occurrence of an Event of Default (as defined in the Note), Lender may (i) cause interest on the outstanding balance to accrue at an interest rate equal to the lesser of twenty two (22%) or the maximum rate permitted under applicable law, and (ii) accelerate all amounts due under the Note in an amount equal to all then outstanding amounts owed by the Company plus an amount equal to (a) 15% of the amount due under the Note for each default that is considered a Major Trigger Event (as defined in the Note), and (b) 5% of the amount due under the Note for each occurrence of any default that is considered a Minor Trigger Event (as defined in the Note), in any case not to exceed twenty five percent (25%).

The Purchase Agreement contains customary representations, warranties, and covenants of the Company, such as, among other things, timely filing all reports required to be filed with the Securities and Exchange Commission pursuant to Sections 13 or 15(d) of the Securities and Exchange Act of 1934, as amended, maintaining the listing of the Company’s common stock on a national stock exchange, and refraining from making any Restricted Issuance without the Lender’s prior written consent (as defined in the Purchase Agreement).

The representations and warranties made by the Company in the Purchase Agreement were made solely for the benefit of the Company and the Lender. These representations and warranties (i) may be intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate, (ii) may apply materiality standards different from what may be viewed as material to investors, and (iii) were made only as of the date of the respective agreements or as of such other date or dates as may be specified in such agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the respective agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Investors are urged not to rely on such representations and warranties as characterizations of the actual state of facts or circumstances at this time or any other time.

In connection with the Purchase Agreement and Note, the Company and the Lender entered into a security agreement (the “Company Security Agreement”). Scienture, LLC and the Lender also entered into a security agreement (the “Scienture Security Agreement” and together with the Company Security Agreement, the “Security Agreements”). Pursuant to Security Agreements, each of the Company and Scienture, LLC granted the Lender a security interest in all of its respective assets. Scienture, LLC also entered into a guaranty with the Lender on October 14, 2025 (the “Guaranty”), whereby Scienture, LLC guaranteed the repayment of the Note.

The foregoing descriptions of the Purchase Agreement, Note, Security Agreements, and Guaranty do not purport to be complete and are qualified in entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Second Amendment of Loan and Security Agreement dated October 10, 2025, by and among the Company, Scienture, LLC, and NVK Finance, LLC.
10.2	Note Purchase Agreement dated October 14, 2025, by and between the Company and Streeterville Capital, LLC.
10.3	Secured Promissory Note dated October 14, 2025, made by the Company in favor of Streeterville Capital, LLC.
10.4	Security Agreement dated October 14, 2025, by and between the Company and Streeterville Capital, LLC.
10.5	Security Agreement dated October 14, 2025, by and between Scienture, LLC and Streeterville Capital, LLC.
10.6	Guaranty dated October 14, 2025, made by Scienture, LLC for the benefit of Streeterville Capital, LLC.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTURE HOLDINGS, INC.

	By:	/s/ Dr. Narasimhan Mani
Dr. Narasimhan Mani
Co-Chief Executive Officer

Date: October 16, 2025